UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2007
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 East Hanes Mill Road		27105
Winston-Salem, NC		(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (336) 519-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     By notice dated November 9, 2007, CitiStreet sent the employees of Hanesbrands Inc. (“Hanesbrands”) a notice informing them that activity in the Hanesbrands Inc. Retirement Savings Plan will be closed for participant transactions (i.e., investment election changes, loans, and distributions). The blackout period is necessary for the plan to be transferred to CitiStreet as the new record keeper and will have the effect of preventing participants from effecting transactions in the Hanesbrands Inc. Common Stock Fund. The blackout period will begin on December 27, 2007, and will end the week of January 7, 2008.
     In connection with the blackout period, Hanesbrands will send a notice to its directors and executive officers informing them that during the blackout period, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Hanesbrands’ insider trading policy, they will be unable to trade in Hanesbrands’ common stock (or related securities). During the blackout period and for a two-year period thereafter, information about the actual beginning and ending dates of the blackout period may be obtained, without charge, by calling 1-877-HBI-2345 (1-877-424-2345). For more information about the blackout period, please contact Senior Manager, Corporate Benefits Planning & Communications at 1-336-519-4347.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 16, 2007	HANESBRANDS INC.

	By:	/s/ E. Lee Wyatt

E. Lee Wyatt Chief Financial Officer